As filed with the Securities and Exchange Commission on January 13, 2005
                                                      Registration No. 333-98247

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 IPORUSSIA, INC.
--------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

           Delaware                             8742                           38-3649127
----------------------------------- ----------------------------- -------------------------------------
  (State or jurisdiction of         (Primary Standard Industrial  (I.R.S. Employer Identification No.)
incorporation or organization)      Classification Code Number)
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             12 Tompkins Avenue, Jericho, N.Y. 11753 (516) 937-6600
             ------------------------------------------------------
          (Address and telephone number of principal executive offices)

                     12 Tompkins Avenue, Jericho, N.Y. 11753
                     ---------------------------------------
(Address of principal place of business or intended principal place of business)

    Leonard W. Suroff, 12 Tompkins Avenue, Jericho, N.Y. 11753 (516) 937-6600
    -------------------------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                   COPIES TO:

                             Richard A. Rubin, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                    405 Lexington Avenue, New York, NY 10174
                            Telephone: (212) 704-6000
                               Fax: (212) 704-6288



                          DEREGISTRATION OF SECURITIES

     A total of 3,000,000 shares of Common Stock, $.0001 par value per share, of IPORUSSIA, INC. (the "Company") were registered for potential sale under Registration Statement No. 333-98247 (the "Registration Statement"). Of such shares, an aggregate of 700,000 were sold in the offering.

     In accordance with the undertaking contained in Item 28 of Part II of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment to delist and remove from registration the 2,300,000 shares of Common Stock that remain unsold under the Registration Statement because the offering period under the Registration Statement has expired.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the Village of Jericho, State of New York, on January 13, 2005.

                                       IPORUSSIA, INC.


                                       By:  /s/ Leonard W. Suroff
                                           -------------------------------------
                                           Leonard W. Suroff,
                                           Executive Vice President, Secretary
                                           and Treasurer

         In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 registration statements was signed by the following persons in the capacities and on the dates stated.

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
               Name                                        Title                                     Date
               ----                                        -----                                     ----
/s/ Vladimir F. Kuznetsov
---------------------------------------
Vladimir F. Kuznetsov                    President (principal executive officer)         January 13, 2005
                                         and Director


/s/ Leonard W. Suroff
---------------------------------------
Leonard W. Suroff                        Executive Vice President, Secretary,            January 13, 2005
                                         Treasurer (principal financial and
                                         accounting officer) and Director


/s/ Richard Bernstein
--------------------------------------
Richard Bernstein                        Director                                        January 13, 2005
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